                                                                   Exhibit 10.7

                      ACQUISITION FACILITY ($3,000,000.00),

        REVOLVING CREDIT FACILITY ($2,000,000.00) AND SECURITY AGREEMENT



                                      Among



                             CONTINUCARE CORPORATION


                                   "Borrower"


                                       and


                      FIRST UNION NATIONAL BANK OF FLORIDA

                                     "Bank"








                              DATED NOVEMBER 14, 1996




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                                TABLE OF CONTENTS


Section Number
1.  Definitions
         Defined Terms ............................................................     1.1
             Financial Terms ......................................................     1.2

2.  Representations and Warranties
             Valid Existence and Power ............................................     2.1
             Authority ............................................................     2.2
             Financial Condition ..................................................     2.3
             Litigation ...........................................................     2.4
             Agreements, Etc ......................................................     2.5
             Authorizations .......................................................     2.6
             Title ................................................................     2.7
             Collateral ...........................................................     2.8
             Location .............................................................     2.9
             Taxes ................................................................     2.10
             Withholding Taxes ....................................................     2.11
             Labor Law Matters ....................................................     2.12
             Accounts .............................................................     2.13
             Use and Location of Collateral .......................................     2.14
             Judgment Liens .......................................................     2.15
             Intent and Effect of Transactions ....................................     2.16
             Subsidiaries .........................................................     2.17
             Hazardous Materials ..................................................     2.18
             ERISA ................................................................     2.19
             Investment Company Act ...............................................     2.20
             Additional Representations ...........................................     2.21

 3. The Acquisition Loan
             Acquisition Loan .....................................................     3.1
             Limitations on Advances ..............................................     3.2
             Notice and Manner of Borrowing .......................................     3.3
             Calculation of Interest ..............................................     3.4
             Unused Fee ...........................................................     3.5
             Repayment Terms ......................................................     3.6

 4. The Revolving Loan
             Revolving Loan .......................................................     4.1
             Limitations on Revolving Loan Advances ...............................     4.2
             Notice and Manner of Borrowing .......................................     4.3
             Calculation of Interest ..............................................     4.4
             Overdue Amounts ......................................................     4.7
             Unused Fee ...........................................................     4.6
             30 Day Clean Up Requirement ..........................................     4.7
             Repayment Terms ......................................................     4.8
             Letters of Credit; Banker's Acceptances ..............................     4.9


 5. Conditions Precedent to Borrowing
             Conditions Precedent to Initial Advance ..............................     5.1
             Conditions Precedent to Each Advance .................................     5.2


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

 6. Covenants of the Borrower
             Use of Loan Proceeds .................................................      6.1
             Maintenance of Business and Properties ...............................      6.2
             Insurance ............................................................      6.3
             Notice of Default ....................................................      6.4
             Inspections ..........................................................      6.5
             Financial Information ................................................      6.6
             Debt .................................................................      6.7
             Liens ................................................................      6.8
             Executive Compensation ...............................................      6.9
             Intentionally Omitted ................................................      6.10
             Key Executives as Primary Officers ...................................      6.11
             Corporate Accounts ...................................................      6.12
             Dividends ............................................................      6.13
             Merger, Sale, Etc ....................................................      6.14
             Loans and Other Investments ..........................................      6.16
             Change in Business ...................................................      6.16
             Accounts .............................................................      6.17
             Transactions with Affiliates .........................................      6.18
             No Change in Name, Offices; Removal of Collateral ....................      6.19
             No Sale, Leaseback ...................................................      6.20
             Margin Stock .........................................................      6.21
             Payment of Taxes, Etc ................................................      6.22
             Subordination ........................................................      6.23
             Compliance; Hazardous Materials ......................................      6.24
             Subsidiaries .........................................................      6.25
             Compliance with Assignment Laws ......................................      6.26
             Further Assurances ...................................................      6.27
             Withholding Taxes ....................................................      6.28
             Other Covenants ......................................................      6.29

 7. Defaults
             Events of Default ....................................................      7.1
             Remedies .............................................................      7.2
             Receiver 7.3

 8. Security Agreement
             Security Interest ....................................................      8.1
             Remedies .............................................................      8.2
             Power of Attorney ....................................................      8.3
             Entry ................................................................      8.4
             Deposits; Insurance ..................................................      8.5
             Other Rights .........................................................      8.6
             Accounts .............................................................      8.7
             Tangible Collateral ..................................................      8.8
             Waiver of Marshalling ................................................      8.9

 9. Arbitration
             Preservation and Limitation of Remedies ..............................      9.1


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

10. Miscellaneous
             No Waiver, Remedies Cumulative .......................................     10.1
             Survival of Representations ..........................................     10.2
             Expenses .............................................................     10.3
             Notices ..............................................................     10.4
             Governing Law ........................................................     10.5
             Successors and Assigns ...............................................     10.6
             Counterparts .........................................................     10.7
             No Usury .............................................................     10.8
             Powers ...............................................................     10.9
             Approvals ............................................................     10.10
                  Multiple Borrowers ..............................................     10.11
                  Conflict ........................................................     10.12
                  Other Provisions ................................................     10.13
                  Waiver of Jury Trial ............................................     10.14
                  Recitals ........................................................     10.15




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





               ACQUISITION FACILITY, REVOLVING CREDIT FACILITY AND
                               SECURITY AGREEMENT

THIS AGREEMENT (the "Agreement"), dated as of November 14, 1996 between CONTINUCARE CORPORATION, a Florida corporation (the "Borrower"), and FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association (the "Bank");

                              W I T N E S S E T H :

         WHEREAS, Borrower has applied to Bank for an Acquisition Facility Loan, as defined below, in the maximum principal amount of Three Million Dollars ($3,000,000.00) to be evidenced by a promissory note executed by the Borrower; and

         WHEREAS, Borrower has applied to Bank for a Revolving Loan, as defined below, in the maximum principal amount of Two Million Dollars ($2,000,000.00) to be evidenced by a promissory note executed by Borrower; and

         WHEREAS, as security for the loans the Borrower has agreed to execute and deliver to the Lender this Acquisition Facility, Revolving Credit Facility and Security Agreement and other documentation as reasonably desired by Lender to create a first security interest in favor of the Bank in and to the business assets of Borrower; and

         WHEREAS, the Bank has agreed to make the loans to the Borrower subject to the terms of this Agreement and the other Loan Documents, as defined below.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained and to induce the Bank to extend credit to the Borrower, the parties agree as follows:

         1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

                  1.1. DEFINED TERMS.

                       "ACCOUNT" shall mean any account receivable, including any rights of payment for services rendered or goods sold or leased, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                       "ACCOUNT DEBTOR" shall mean a Person who is obligated under any Account, Chattel Paper, General Intangible or instrument (as instrument is defined in the Code).

                       "ACQUISITION FACILITY" OR ACQUISITION LOAN" shall mean the $3,000,000 acquisition loan facility as more fully set forth in Section 3 below to be advanced in accordance with and subject to the terms of this Agreement.

                       "ACQUISITION NOTE" shall mean a promissory note evidencing Advances under the Acquisition Loan.

                       "ACTUAL/360 METHOD" shall mean the method of determining the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and the dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of such computation produces an annualized effective interest rate exceeding that of the nominal rate.

                       "ADVANCE" shall mean an advance of proceeds of the Revolving Loan and/or the Acquisition Loan to the Borrower pursuant to this Agreement, on any given Advance Date.

                       "ADVANCE DATE" shall mean the date as of which an Advance is made.

                       "ADVANCE REQUEST" shall mean the written request for an Advance.

                       "AFFILIATE" of a named Person shall mean (a) any Person owning 5% more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

                       "BUSINESS DAY" shall mean a weekday on which commercial banks are open for business in Miami , Florida.

                       "CHATTEL PAPER" shall mean all writing or writings which evidence both a monetary obligation and a security interest in or the lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                       "CODE" shall mean the Uniform Commercial Code, as in effect in Florida from time to time.

                       "COLLATERAL" means the following property of the Borrower, wherever located and whether now owned by Borrower or hereafter acquired: (a) all Inventory; (b) all General Intangibles; (c) all Accounts and Chattel Paper and any other instruments or intangibles representing payment for goods or services; (d) all Equipment; (e) any other collateral described in
Exhibit 1.1A hereto (if any) or in which the Bank may be hereafter granted a security interest or Lien; (f) all funds on deposit with or under the control of the Bank or its agents or correspondents; and (g) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded records relating to any such Collateral and other rights relating thereto.

                       "DEBT" shall mean all liabilities of a Person as determined under generally accepted accounting principles and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable, and shall include, without limitation (a) all obligations of such Person for borrowed money or purchased assets, (b) obligations secured by assets of such Person whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations of such Person,
(d) the unfunded portion of pension or benefit plans or other similar liabilities of such Person, (e) obligations of such Person as a general partner,
(f) contingent obligations of such Person pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

                       "DEFAULT RATE" shall mean a rate equal to five percent (5%) over the applicable rate then in effect under this Agreement..



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


                       "EQUIPMENT" shall mean all of Borrower's equipment, machinery, trade fixtures, library materials, software and manuals presently existing or hereafter acquired, wherever located, and all parts and equipment which may be attached to or which are necessary to the operation of such personal property or fixtures, including but not limited to those items described in Exhibit 1.1A.

                       "EVENT OF DEFAULT" shall mean any event specified as such in Section 7.1 hereof ("Events of Default"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "DEFAULT" or "default" shall mean any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

                       "GENERAL INTANGIBLES" shall mean all intangible personal property (including things in action) except Accounts, Chattel Paper and instruments (as defined in the Code), including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, designs, formulas, rights to a Person's name itself, customer lists, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person, or which a Person has the right to use, and all rights for breach of warranty or other claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code.

                       "INDEBTEDNESS" shall mean all obligations now or hereafter owed to the Bank by the Borrower, whether related or unrelated to the Loans, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, including, without limitations, amounts owed or to be owed or arising out of the transactions described therein, including, without limitation, the Loans, sums advanced to pay overdrafts on any account maintained by the Borrower with the Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued to the account of the Borrower, or its Subsidiaries, amounts paid by the Bank under letters of credit or drafts accepted by the Bank for the account of the Borrower or its Subsidiaries, together with all interest accruing thereon, all reasonable fees of the Bank, all costs of collection, attorneys' fees and expenses of or advances by the Bank which the Bank pays or incurs in discharge of obligations of the Borrower or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

                       "INVENTORY" means all goods, merchandise and other personal property of a Person which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code.

                       "LIEN" (collectively "LIENS") shall mean any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

                       "LOANS" shall mean the Acquisition Loan and the Revolving Loan.

                       "LOAN DOCUMENTS" shall mean this Agreement, any other Security Agreement, the Notes, the Advance Requests, UCC-l financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified.

                       "MATURITY DATE" shall mean November ____, 1999.

                       "MAXIMUM ACQUISITION LOAN AMOUNT" shall mean Three Million Dollars ($3,000,000.00).

                       "MAXIMUM REVOLVING LOAN AMOUNT" shall mean Two Million Dollars ($2,000,000.00).

                       "NOTES" shall mean the Acquisition Note and the Revolving Note, and any other promissory notes now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

                       "PERMITTED DEBT" shall mean (a) the Indebtedness; and (b) any other Debt listed on Exhibit 1.1C hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1C; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit; and (c) such other Debt as the Bank may consent to in writing from time to time.

                       "PERMITTED LIENS" shall mean (a) Liens securing the Indebtedness; (b) Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to the Bank's Liens on Collateral) so long as the obligations secured thereby are not past due or are being contested as permitted herein; (c) Liens described on Exhibit 1.1D hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter and such Liens shall not encumber any other assets; and (d) such other Liens as the Bank may consent to in writing from time to time.

                       "PERSON" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government.

                       "REVOLVING FACILITY " OR "REVOLVING LOAN" shall mean the $2,000,000.00 revolving loan facility as set forth in Section 4 hereof.

                       "REVOLVING NOTE" shall mean the $2,000,000.00 promissory note evidencing the Revolving Loan.

                       "SECURITY AGREEMENT" shall mean this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by the Borrower or other Person granting the Bank a security interest in any Collateral to secure the Indebtedness.

                       "SUBSIDIARY" shall mean any corporation, partnership or other Person in which the Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by the Borrower. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  1.2. FINANCIAL TERMS. All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles unless another meanings shall be specified.

         2. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by the Bank to the Borrower:

                  2.1. VALID EXISTENCE AND POWER. The Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. The Borrower has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

                  2.2. AUTHORITY. The execution, delivery and performance thereof by the Borrower have been duly authorized by all necessary action of the Borrower, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of the Borrower, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Borrower pursuant to, any law, regulation, instrument or agreement to which the Borrower is a party or by which the Borrower or its properties may be subject, bound or affected.

                  2.3. FINANCIAL CONDITION. Other than as disclosed in financial statements delivered on or prior to the date hereof to the Bank, neither the Borrower nor any Subsidiary has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on
Exhibit 2.3 (if any). The Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to the Borrower, such as general economic or industry trends) concerning the conditions or future prospects of the Borrower or any Subsidiary which has not been fully disclosed to the Bank, including any material adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to the Bank.

                  2.4. LITIGATION. Except as disclosed on Exhibit 2.4 (if any), there are no suits or proceedings pending, or to the knowledge of the Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau of agency or public regulatory body against or affecting the Borrower, any Subsidiary, or their assets, which if adversely determined would have a material adverse effect on the financial condition or business of the Borrower or such Subsidiary.

                  2.5. AGREEMENTS, ETC. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, materially adversely affecting its business, properties or assets, operations or condition (financial or otherwise) nor is any such Person in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

                  2.6. AUTHORIZATIONS. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect except where the failure to have any such authorization, consent, approval or license would not have a material adverse effect on the business or financial condition of the Borrower, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a material adverse effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

                  2.7. TITLE. The Borrower and each Subsidiary has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens and except for such assets which have been disposed of in the ordinary course of the Borrower's business since the date of such financial statements.

                  2.8. COLLATERAL. The security interests granted to the Bank herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in the Borrower's business.

                  2.9. LOCATION. The chief executive office of the Borrower where the Borrower's business records are located is the address designated for notices in Section 10.4 ("NOTICES") and the Borrower has no other places of business except as shown on Exhibit 2.9 (if any).

                  2.10. TAXES. The Borrower and each Subsidiary has filed all federal and state income and other tax returns which, to the best knowledge of the Borrower, are required to be filed, and have paid all taxes as shown on said returns and all taxes, including AD VALOREM taxes, shown on all assessments received by it to the extent that such taxes have become due. Neither the Borrower nor any Subsidiary is subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. The Borrower and each Subsidiary has paid all sales and excise taxes payable by it.

                  2.11. WITHHOLDING TAXES. The Borrower and each Subsidiary has paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

                  2.12. LABOR LAW MATTERS. No goods or services have been or will be produced by the Borrower or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

                  2.13. ACCOUNTS. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral is (a) genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) not subject to any defense, setoff, claim or counterclaim of a material nature against the Borrower except as to which the Borrower has notified the Bank in writing or which is ordinary and usual in the conduct of the Borrower's business or businesses similarly situated; and (c) not subject to any other circumstances known to the Borrower that would impair the validity, enforceability or amount of such Collateral except as to which the Borrower has notified the Bank in writing or which is ordinary and usual in the conduct of the Borrower's business or businesses similarly situated..

                  2.14. USE AND LOCATION OF COLLATERAL. The Collateral is located only, and shall at all times be kept and maintained only, at the Borrower's location or locations as described herein. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless the Bank has otherwise agreed in writing.

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                  2.15. JUDGMENT LIENS. Neither the Borrower nor any
Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

                  2.16. INTENT AND EFFECT OF TRANSACTIONS. This Agreement and the transactions contemplated herein (a) are not made or incurred with intent to hinder, delay or defraud any person to whom the Borrower has been, is now, or may hereafter become indebted; (b) do not render the Borrower insolvent nor is the Borrower insolvent on the date of this Agreement; (c) do not leave the Borrower with unreasonably small capital with which to engage in its business or in any business or transaction in which it intends to engage; and (d) are not entered into with the intent to incur, or with the belief that the Borrower would incur, debts that would be beyond its ability to pay as such debts mature.

                  2.17. SUBSIDIARIES. If the Borrower has any Subsidiaries, they are listed on Exhibit 2.17.

                  2.18. HAZARDOUS MATERIALS. Except as referenced in Section 6.25, the Borrower's property and improvements thereon have not in the past been used, are not presently being used, and will not in the future be used for, nor does the Borrower or any Subsidiary engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of hazardous or toxic materials.

                  2.19. ERISA. NEITHER THE BORROWER NOR ANY SUBSIDIARY HAS ANY PENSION, PROFIT-SHARING OR OTHER BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

                  2.20. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  2.21. ADDITIONAL REPRESENTATIONS. Any additional representations or warranties set forth on Exhibit 2.21 (if any) hereto are true and correct in all material respects.

               3. THE ACQUISITION LOAN

                  3.1. ACQUISITION LOAN. Subject to the terms of this Agreement, the Bank agrees to lend to the Borrower a total principal amount not to exceed Three Million Dollars ($3,000,000.00) to be used for acquisition by Borrower of business entities and assets. The Acquisition Loan shall be evidenced by and payable in accordance with the terms of a promissory note in the face amount of $3,000,000.00. The Acquisition Note shall evidence the outstanding principal balance of the Acquisition Loan, as it may change from time to time.
Advances under the Acquisition Loan shall be subject to the following terms:

                       (a) Advances of proceeds of the Acquisition Loan shall be limited to an aggregate of Three Million Dollars ($3,000,000.00) ("Maximum Acquisition Loan Amount") at any time outstanding;

                       (b) The Borrower shall be entitled to initial Advances of proceeds of the Acquisition Loan up to an aggregate amount of Five Hundred Thousand Dollars ($500,000.00) without prior approval from Bank;

                       (c) Any Advance of proceeds of the Acquisition Loan after the initial $500,000 of Advances shall require the prior written consent of Bank.

                       (d) All Acquisition Advances by the Bank to or for the account of the Borrower, whether or not in excess of the Maximum Acquisition Loan Amount, shall be considered part of the Indebtedness under the Acquisition Note, shall bear interest as provided in the Acquisition Note, and shall be entitled to all rights and benefits hereunder and under all other Loan Documents; and

                       (e) The Borrower shall not request and the Bank will not be required to consider requests for Acquisition Advances after the Maturity Date; provided that the Bank may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Acquisition Advances made by the Bank after such date (as it may be extended) shall be binding on the Borrower or other persons liable for any Indebtedness to the same extent as obligations with respect to Acquisition Advances made prior to such date.

                  3.2. LIMITATIONS ON ADVANCES. The outstanding principal balance of the Acquisition Loan may increase and decrease from time to time, and Acquisition Advances thereunder may be repaid and reborrowed, but the total of Acquisition Advances outstanding at any one time under the Acquisition Loan shall never exceed the Maximum Acquisition Loan Amount. The Borrower shall immediately pay to the Bank any amount by which the Acquisition Loan exceeds the Maximum Acquisition Loan Amount. The Bank may, in its discretion, make, or permit to remain outstanding, Advances to the Borrower in excess of the Maximum Acquisition Loan Amount and all such amounts shall be part of the Acquisition Loan and Indebtedness, shall bear interest as provided in the Acquisition Note, shall be payable ON DEMAND and shall be entitled to all rights and security provided for herein, in the Security Agreement and all other Loan Documents.

                  3.3. NOTICE AND MANNER OF BORROWING. Unless another satisfactory procedure for disbursements is agreed upon in writing by the parties, the following procedure will be used for disbursement of proceeds of the Acquisition Loan. For the initial $500,000.00 of Advances, the Borrower shall deliver a written and signed Advance Request to the Bank not later than 12:00 noon, Jacksonville time, not less than two (2) business days prior to the proposed Advance Date, setting forth the amount of the requested Advance, setting forth the intended acquisition, and specifying the date (which shall be a Business Day), and the amount of the proposed Advance of proceeds, and providing such other information as the Bank may require. If the Advance Request is for an amount in excess of $500,000.00, or if the Advance request is submitted on a date after the Advance of the initial $500,000.00, Borrower shall deliver the Advance Request not less than fifteen (15) business days prior to the proposed Advance Date, and shall furnish to Bank documentation evidencing the proposed Acquisition in form and substance reasonably satisfactory to Bank. Any Acquisition Advance in excess of $500,000 or which occurs after the initial Advance of $500,000 shall be subject to the prior written consent of Bank, which Bank may withhold in its sole discretion.

             The time within which any Advance is to be made shall be extended for the period of any delay beyond Lender's reasonable control. In no event shall Lender have any liability to Borrower for consequential or special damages resulting from a failure to fund within the time periods specified above.

                  3.4. CALCULATION OF INTEREST. All interest under the Acquisition Note or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (Actual/360 method), unless the Bank shall otherwise elect.

                  3.5. UNUSED FEE. Borrower shall pay to Bank each quarter, for so long as the Acquisition Loan is outstanding, on the fifteenth day of January, April, July and October of each year, a fee equal to one-eighth of one percent (1/8%) of the unused balance of the Acquisition Facility based upon the average unused balance during the previous calendar quarter.

                  3.6. REPAYMENT TERMS. All Advances under the Acquisition Facility shall bear interest at the rate specified in the Acquisition Note.

         Interest only on each Acquisition Advance shall be payable monthly in arrears for a period of six (6) months.

         Commencing six months from the date of each Acquisition Advance, the Advance shall be repayable in equal monthly amortization payments, based upon a 5 year amortization on the basis of the principal amount of such Acquisition Advance outstanding on the six month anniversary thereof.

               4. THE REVOLVING LOAN

                  4.1. REVOLVING LOAN. Subject to the terms of this Agreement the Bank agrees to lend to the Borrower a total principal amount not to exceed the amount of Two Million Dollars ($2,000,000.00) for working capital to be used in the operation of the Borrower's business. The Revolving Loan shall be evidenced by and payable in accordance with the terms of a promissory note in the face amount of $2,000,000.00. The Revolving Note shall evidence the outstanding principal balance of the Revolving Loan, as it may change from time to time. Advances under the Revolving Loan shall be subject to the following terms:

                       (a) Advances of proceeds of the Revolving Loan shall be limited to an aggregate principal of $2,000,000.00 (the "Maximum Revolving Loan Amount") at any time outstanding;

                       (b) Advances of proceeds of the Revolving Loan shall be in increments of Fifty Thousand Dollars ($50,000.00) each.

                       (c) Should there occur any overdraft of any deposit account maintained by the Borrower with the Bank, the Bank may, at its option, disburse funds (whether or not in excess of the Maximum Revolving Loan Amount) to eliminate such overdraft and such disbursement shall be deemed an Advance of Revolving Loan proceeds hereunder entitled to all of the benefits of the Loan Documents. Nothing herein shall be deemed an authorization of or consent to the creation of an overdraft in any account or create any obligations on the part of the Bank;

                       (d) All Revolving Advances by the Bank to or for the account of the Borrower, whether or not in excess of the Maximum Revolving Loan Amount, shall be considered part of the Indebtedness under the Revolving Note, shall bear interest as provided in the Revolving Note, and shall be entitled to all rights and benefits hereunder and under all other Loan Documents; and

                       (e) The Borrower shall not request and the Bank will not be required to consider requests for Revolving Advances after the Maturity Date; provided that the Bank may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Advances made by the Bank after such date (as it may be extended) shall be binding on the Borrower or other persons liable for any Indebtedness to the same extent as obligations with respect to Advances made prior to such date.

                  4.2. LIMITATIONS ON REVOLVING LOAN ADVANCES. The outstanding principal balance of the Revolving Loan may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, but the total of Advances outstanding at any one time under the Revolving Loan shall never exceed the Maximum Revolving Loan Amount. All prepayments shall be in increments of Fifty Thousand Dollars ($50,000.00) each.

The Borrower shall immediately pay to the Bank any amount by which the Revolving Loan exceeds the Maximum Revolving Loan Amount. The Bank may, in its discretion, make, or permit to remain outstanding, Revolving Advances to the Borrower in excess of the Maximum Revolving Loan Amount and all such amounts shall be part of the Loan and Indebtedness, shall bear interest as provided in the Revolving Note, shall be payable on demand and shall be entitled to all rights and security provided for herein, the Security Agreement and all other Loan Documents.

                  4.3. NOTICE AND MANNER OF BORROWING. Unless another satisfactory procedure for disbursements is agreed upon in writing by the parties, the following procedure will be used for disbursement of proceeds of the Revolving Loan. The Borrower shall deliver a written and signed Advance Request to the Bank not later than 12:00 noon, Jacksonville, Florida, time, on the Business Day of the proposed Advance Date, specifying the date (which shall be a Business Day), and the amount of the proposed Advance of proceeds, and providing such other information as the Bank may require.

             The time within which any Advance is to be made shall be extended for the period of any delay beyond Lender's reasonable control. In no event shall Lender have any liability to Borrower for consequential or special damages resulting from a failure to fund within the time periods specified above.

                  4.4. CALCULATION OF INTEREST. All interest under the Note or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (Actual/360 method), unless the Bank shall otherwise elect.

                  4.5. OVERDUE AMOUNTS. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate.

                  4.6. UNUSED FEE. Borrower shall pay to Bank each quarter for so long as the Revolving Loan is outstanding, on the fifteenth day of January, April, July and October of each year, a fee equal to one-eighth of one percent (1/8%) of the unused balance of the Revolving Facility based upon the average unused balance during the previous calendar quarter.

                  4.7. 30 DAY CLEAN UP REQUIREMENT. During each year between October 1 and the succeeding September 30 Borrower shall repay in full the Revolving Loan and not borrow any additional funds thereunder for a period not less than 30 days, so that for a period of not less than 30 days each year there shall be no outstanding Advances under the Revolving Loan.

                  4.8 REPAYMENT TERMS. All Advances under the Revolving Facility shall bear interest at the rate specified in the Revolving Note. Interest only on the Advances shall be payable quarterly in arrears on the fifteenth day of each January, April, July and October of each year. The entire outstanding principal balance plus unpaid accrued interest thereon shall be repayable on the Maturity Date.

                  4.9. LETTERS OF CREDIT; BANKER'S ACCEPTANCES.

                       (a) At its discretion the Bank may from time to time issue, extend or renew letters of credit and banker's acceptances for the account of the Borrower or its Subsidiaries. The availability of Advances under the Revolving Loan shall be reduced by outstanding obligations of the Bank under any letters and banker's acceptances issued, extended or renewed pursuant to this Agreement. All payments made by the Bank under any such letters of credit or banker's acceptances and all fees, commissions, discounts and other amounts owed or to be owed to the Bank in connection therewith, shall be deemed to be Revolving Advances under the Revolving Note, shall be secured by the Collateral, and shall be repaid on demand. The Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as the Bank may reasonably require. The form and substance of all letters of credit and acceptances, including expiration dates, shall be subject to the Bank's approval. The Bank may charge a fee or commission for issuance, renewal or extension of a letter of credit or acceptance. The Borrower unconditionally guarantees all obligations of any Subsidiary with respect to letters of credit issued by the Bank for the account of such Subsidiary and all acceptances of any Subsidiaries' drafts. If after the occurrence of an Event of Default the Bank should accelerate and demand payment of the Revolving Loan, the Borrower shall, on demand, deliver to the Bank good funds equal to 100% of the Bank's maximum liability under all outstanding letters of credit and banker's acceptances issued for the account of the Borrower and its

Subsidiaries under this Agreement, to be held as cash collateral for the Borrower's reimbursement obligations and other indebtedness.

                       (b) In order to induce Bank to issue letters of credit and banker's acceptances, the Borrower agrees that neither Bank nor its correspondents or agents shall be liable or responsible for, and the Borrower's unconditional obligation to reimburse Bank for draws under and payments made by the Bank in respect to such letters of credit and bankers acceptances shall not be affected by, any event or circumstance, including without limitation: (i) the validity, enforceability, genuineness or sufficiency of documents or of any endorsement thereon existing in connection with any such letter of credit or banker's acceptance, even if such documents should in fact prove in any or all respects to be invalid unenforceable, insufficient, fraudulent or forged; (ii) any breach of contract or other dispute between the Borrower and any beneficiary of a letter of credit or holder of a draft accepted by the Bank; (iii) payment by the Bank upon presentation of a draft or documents which do not comply in any respect with the terms of such letter of credit or draft; (iv) loss of or damage to any collateral; (v) the invalidity or insufficiency of any endorsements; (vi) delay in giving or failure to give notice of arrival or any other notice; (vii) failure of any instrument to bear any reference or adequate reference to the letter of credit or draft or to documents to accompany any instrument at negotiation; or (viii) failure of any person to note the amount of any payment on the reverse of the letter of credit or to surrender to or take up the letter of credit or draft or to forward documents in the manner required by the letter of credit or draft; or (ix) any other matter whatsoever excepting only with respect to each of the foregoing items the gross negligence (or negligence as to (iii) above) or willful misconduct of the Bank or its agent. The Borrower agrees that any action taken or permitted to be taken by the Bank or its agent under or in connection with any letter of credit or banker's acceptance, including related drafts, documents, or property, unless constituting gross negligence or willful misconduct (or negligence as to (iii) above on the part of the Bank or its agent), shall be binding on the Borrower and shall not create any resulting liability to the Borrower on the part of the Bank or its agent. The Borrower will promptly examine a copy of the letter of credit (and any amendments thereof) or draft sent to it by the Bank or its agent, and the Borrower will immediately notify the Bank in writing of any claim or irregularity.

                       (c) Any letter of credit issued hereunder shall be governed by the Uniform Customs of Practice for Documentary Credit (1993 Rev.), International Chamber of Commerce Publication No. 500, as revised from time to time.

               5. CONDITIONS PRECEDENT TO BORROWING. Prior to any Advance of the proceeds of any Loans, the following conditions shall have been satisfied, in the sole opinion of the Bank and its counsel:

                  5.1. CONDITIONS PRECEDENT TO INITIAL ADVANCE. In addition to any other requirement set forth in this Agreement, the Bank will not make the initial Advance under the Loans unless and until the following conditions shall have been satisfied:

                       (a) LOAN DOCUMENTS. The Borrower and each other party to any Loan Documents, as applicable, shall have executed and delivered this Agreement, the Notes, and other required Loan Documents, all in form and substance satisfactory to the Bank.

                       (b) SUPPORTING DOCUMENTS. The Borrower shall cause to be delivered to the Bank the following documents:

                           (i) A copy of the governing instruments of the
Borrower and each Subsidiary, and a good standing certificate of the Borrower and each Subsidiary, certified by the appropriate official of its state of incorporation and the State of Florida, if different;

                           (ii) Incumbency certificate and certified
resolutions of the board of directors (or other appropriate Persons) of the Borrower executing any Loan Documents authorizing the execution, delivery and performance of the Loan Documents; and

                           (iii) UCC-11 searches and other Lien searches
showing no existing security interests in or Liens on the Collateral other than the security interests of the Bank and other than Permitted Liens.

                       (c) INSURANCE. The Borrower shall have delivered to the Bank satisfactory evidence of insurance meeting the requirements of Section 6.3 ("INSURANCE").

                       (d) PERFECTION OF LIENS. UCC-l financing statements covering the Collateral executed by the Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement and any other Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement, the Security Agreement and the financing statements shall duly have been paid.


                       (e) LANDLORD SUBORDINATIONS. If required by Bank after review of the Collateral, the Bank shall have received subordinations satisfactory to it from all lessors that might have landlord' s liens on any Collateral. (f) ADDITIONAL DOCUMENTS. The Borrower shall have delivered to the Bank all additional opinions, documents, certificates and other assurances that the Bank or its counsel may reasonably require.

                  5.2. CONDITIONS PRECEDENT TO EACH ADVANCE. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the applicable Advance Date with respect to any Advance Request:

                       (a) ADVANCE REQUEST. The Borrower shall have delivered to the bank an Advance Request and other information, as required under in Section 3 or 4, as applicable ("NOTICE AND MANNER OF BORROWING").

                       (b) NO DEFAULT. No Default shall have occurred and be continuing or will occur upon the making of the Advance in question and the Borrower shall have delivered to the Bank an officer's certificate to such effect, which shall be incorporated in the Advance Request.

                       (c) CORRECTNESS OF REPRESENTATIONS. All representations and warranties made by the Borrower shall be true and correct with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date and the Borrower shall have delivered to the Bank an officer's certificate to such effect, which shall be incorporated in the Advance Request.

                       (d) NO ADVERSE CHANGE. There shall have been no material adverse change in the condition, financial or otherwise, of the Borrower from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

                       (e) FURTHER ASSURANCES. The Borrower shall have delivered such further documentation or assurances as the Bank may reasonably require.

               6. COVENANTS OF THE BORROWER. The Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, unless the Bank shall otherwise consent in writing, the Borrower and each Subsidiary:

                  6.1. USE OF LOAN PROCEEDS. Shall use the proceeds of the Loans only for the commercial purposes permitted herein or otherwise permitted by the Bank and furnish the Bank all evidence that it may reasonably require with respect to such use.

                  6.2. MAINTENANCE OF BUSINESS AND PROPERTIES. Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

                  6.3. INSURANCE. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by the Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to the Bank. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by the Bank, shall name and directly insure the Bank as secured party and loss payee under a long-form New York standard loss payee clause, or its equivalent, and shall not be terminable except upon 30 days' written notice to the Bank.

                  6.4. NOTICE OF DEFAULT. Shall provide to the Bank immediate notice of (a) the occurrence of a Default, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property in excess of applicable insurance coverage therefor, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a material adverse effect on any Collateral, and (g) any loss or threatened loss of material licenses or permits.

                  6.5. INSPECTIONS. Shall permit inspections of the Collateral and the records of such Person pertaining thereto, at such times and in such manner as may be reasonably required by the Bank and shall further permit such inspection, review and audits of its other records and its properties (with such reasonable frequency and at such reasonable times as the Bank may desire) by the Bank as the Bank may deem necessary or desirable from time to time. The cost of such audits, reviews and inspections shall be borne by the Borrower.

                  6.6. FINANCIAL INFORMATION. Shall maintain books and records in accordance with generally accepted accounting principles and shall furnish to the Bank the following periodic financial information:

                       (a) MONTHLY REPORTS. Within fifteen days of the end of each month (or more frequently if required by the Bank), a report listing Accounts of the Borrower as of the last Business Day of such month (the "Accounts Receivable Report") which shall include the amount and age of each Account, the name and mailing address of each Account Debtor and such other information as the Bank may reasonably require, all in reasonable detail and in form reasonably acceptable to the Bank;

                       (b) QUARTERLY REPORTS. Within 30 days after the end of each fiscal quarter, an income statement and a balance sheet prepared in accordance with generally accepted accounting principles, as at the end of any for such month and year-to-date, each certified by the chief financial officer or president of the Borrower as being true and accurate (subject to year end audit adjustments);

                       (c) ANNUAL REPORTS. Within 90 days after the end of each fiscal year, an income statement and a reconciliation of surplus statement of the Borrower for such year, and a balance sheet as of the end of such year, prepared in accordance with generally accepted accounting principles, reviewed by independent certified public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Bank; and

                       (d) NO DEFAULT CERTIFICATES. Together with each report required by Subsection (b) and (c), shall submit a certificate of its president or chief financial officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and the Borrower's intention with respect thereto. If the Borrower has Subsidiaries, the financial statements required above shall be in consolidated and, if required by the Bank, consolidating form for the Borrower and all Subsidiaries required by generally accepted accounting principles to be consolidated for financial reporting purposes. In addition to the financial statements required herein, the Bank reserves the right in its reasonable discretion to require other or additional financial or other information concerning the Borrower, its Subsidiaries, and/or the Collateral.

                  6.7 DEBT. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except Permitted Debt.

                  6.8. LIENS. Shall not create or permit to exist any Liens on any of its property except Permitted Liens.

                  6.9. EXECUTIVE COMPENSATION. Shall not pay on an annual basis more than $350,000 in any calendar year to the primary executive of Borrower (the "Key Executive"), Charles Fernandez.

                  6.10 Intentionally Omitted.

                  6.11. KEY EXECUTIVE AS PRIMARY OFFICER. Shall not allow or permit Charlie Fernandez to be removed or discharged or terminated from his position as the Chief Executive Officer of Borrower.

                  6.12 CORPORATE ACCOUNT. Shall maintain its primary operating and business bank accounts with Lender.

                  6.13 DIVIDENDS. Shall not pay or declare any dividends
(other than stock dividends) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests or pay or acquire any debt subordinate to the Indebtedness unless, after giving effect thereto, there shall be no Default hereunder and such payment or acquisition is specifically permitted by Exhibit 6.13 hereto (if any); provided, however, that any Subsidiary may pay dividends to the Borrower or another Subsidiary wholly-owned by the Borrower.

                  6.14. MERGER, SALE, ETC. Shall maintain its corporate existence, good standing and necessary qualifications to do business and shall not merge or consolidate with any Person or acquire all or substantially all of the assets of, or 70% or more of any class of equity interest of, any Person or sell, lease, assign or otherwise dispose of any Collateral or substantial portion of its other assets (other than sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of business), or sell or otherwise dispose of stock of any Subsidiary.

                  6.15. LOANS AND OTHER INVESTMENTS. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by Moody's Investors Service, Inc. or Standard & Poor's Corporation, (d) investments in Subsidiaries, (e) endorsement of negotiable instruments for collection in the ordinary course of business, and
(f) acquisitions permitted under this Agreement.

                  6.16. CHANGE IN BUSINESS. Shall not enter into any business which is substantially different from the business or businesses in which it is presently engaged.

                  6.17. ACCOUNTS. (a) shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and (b) shall notify the Bank promptly in writing with any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

                  6.18. TRANSACTIONS WITH AFFILIATES. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in, if upon terms not less favorable to the Borrower or such Subsidiary than if no such relationship existed. Any such Affiliate may be a director, officer, employee of the Borrower or any Subsidiary, subject to the limitations on compensation contained in this Section and elsewhere in this Agreement.

                  6.19. NO CHANGE IN NAME, OFFICES; REMOVAL OF COLLATERAL.
Shall not, unless it shall have given 60 days' advance written notice thereof to the Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 2.9. ("LOCATION").

                  6.20. NO SALE, LEASEBACK. Shall not enter into any sale-and-leaseback or similar transaction.

                  6.21. MARGIN STOCK. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

                  6.22. PAYMENT OF TAXES, ETC. Shall pay before delinquent all of its debts and taxes except that the Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that the Bank may require bonding or other reasonable assurances if such contest were to pose a material threat to the lien or priority of the Bank Security interest in any Collateral or the forfeiture of any Collateral).

                  6.23. SUBORDINATION. Shall cause all debt and other obligations now or hereafter owed to any Affiliate to be subordinated in right of payment and security to the Indebtedness in accordance with subordination agreements reasonably satisfactory to the Bank.

                  6.24. COMPLIANCE; HAZARDOUS MATERIALS. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Neither the Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

                  6.25. SUBSIDIARIES. Except with respect to acquisitions permitted under this Agreement, shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent.

                  6.26. COMPLIANCE WITH ASSIGNMENT LAWS. Shall if reasonably required by the Bank comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

                  6.27. FURTHER ASSURANCES. Shall take such further action and provide to the Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

                  6.28. WITHHOLDING TAXES. Pay as and when due all employee withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees.

                  6.29. OTHER COVENANTS. Shall comply with such additional covenants as may be set forth in Exhibit 6.30 hereto.

               7. DEFAULT.

                  7.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default:

                       (a) Any representation or warranty made by the Borrower herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                       (b) There shall occur any default by the Borrower in the payment, when due, of any principal of or interest on the Notes, or any of the Notes, any amounts due hereunder or any other Loan Document or any other Indebtedness (not cured within any grace period provided in such Note or in the document or instrument evidencing such Indebtedness), it being expressly understood and agreed that a default under any of the Acquisition Note or the Revolving Note shall constitute a default under all Notes;

                       (c) There shall occur any default by the Borrower in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 7 and such default is not cured within any grace period provided in this Agreement or such other Loan Document in respect to such default;

                       (d) Any other obligation now or hereafter owed by the Borrower or any Subsidiary to the Bank shall be in default and not cured within any applicable period of grace provided therein or any such Person shall be in default under any other obligation for the payment of money in excess of $100,000.00 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

                       (e) A total of more than fifteen (15) of the management contracts of the Borrower pertaining to mental health centers, partial hospitalization programs and acute care hospitals are canceled or terminated in any calendar year; or

                       (f) Management contracts of Borrower pertaining to mental health centers, partial hospitalization programs and acute care hospitals which collectively yield more than 10% of the annual revenue of Borrower are cancelled or terminated in any calendar year; or

                       (g) The Borrower or any Subsidiary shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                       (h) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of such Person any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts which is not dismissed within sixty (60) days of the commencement thereof; or

                       (i) Any security interest or Lien of the Bank hereunder or under any other Security Agreement shall not constitute a perfected security interest of first priority in the Collateral thereby encumbered, subject only to Permitted Liens; or

                       (j) There shall occur any material loss, theft, damage or destruction of any of the Collateral, which loss is not fully insured unless the Borrower provides additional Collateral or other adequate assurances to the Bank upon demand; or

                       (k) A judgment in excess of $50,000.00 shall be rendered against the Borrower or any Subsidiary and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $50,000.00) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of the Borrower or, any Subsidiary by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution which remains undischarged, undismissed and unstayed for more than ten days; or

                       (l) Changes occur in the Federal regulations or laws governing Medicare and/or Medicaid programs which materially adversely impact the operations and business of Borrower, in the reasonable opinion of Bank.

                  7.2. REMEDIES. If any Default shall occur, the Bank may, without notice to the Borrower, at its option, withhold further Advances to the Borrower of proceeds of the Loans. Should (a) any nonmonetary Event of Default occur and not be cured within thirty (30) days following delivery of written notice thereof by the Bank to the Borrower (which notice shall be complete upon hand or overnight delivery or upon facsimile delivery or mailing by certified mail, return receipt requested) or, if such nonmonetary default is not curable with said 30 day period, if action to cure is commenced within said 30 day period and diligently pursued, and the Collateral or the security for the Loan is not impaired, a reasonable time to cure shall be afforded, not to exceed a total of ninety (90) days after such notice or (b) any monetary Event of Default occur, the Bank may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), bring suit against the Borrower to collect the Indebtedness, exercise any remedy available to the Bank hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of the Bank to exercise any other remedies.

                  7.3 RECEIVER. In addition to any other remedy available to it, the Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of the Borrower and any costs and expenses incurred by the Bank in connection with such receivership shall bear interest at the Default Rate and shall be secured by all Collateral.

               8. SECURITY AGREEMENT.

                  8.1. SECURITY INTEREST.

                       (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of the Borrower hereunder and under the Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to the Bank, the Borrower hereby pledges to the Bank and give the Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of the Borrower in and to the Collateral, whether now owned or hereafter acquired by the Borrower.

                       (b) Except as herein or by applicable law otherwise expressly provided, the Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and the Borrower agrees to take such steps. In any case the Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as the Borrower may have reasonably requested the Bank to take and the Bank's omission to take any action not requested by the Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by the Bank of specified items of Collateral against any liability of the Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of the Bank's options, powers or rights under this Agreement or otherwise arising.

                       (c) Upon the occurrence of an Event of Default and the expiration of any applicable grace or cure period the Bank may at any time and from time to time, with or without notice to the Borrower, (i) transfer into the name of the Bank or the name of the Bank's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to the Bank of any amounts due or to become due thereon and (iii) receive and after a default direct the disposition of any proceeds of any Collateral.

                       (d) In the event that Borrower and Bank execute any International Swap Dealers Association (ISDA) Master Agreements and Schedules then the Collateral shall also secure such ISDA Master Agreement and Schedules, together with confirmation letters, which may hereafter be executed between Borrower and Bank.

                  8.2. REMEDIES.

                       (a) If an Event of Default shall have occurred and be continuing, without waiving any of its other rights hereunder or under any other Loan Documents, the Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by the Bank, the Borrower will promptly assemble the Collateral and make it available to the Bank at a place to be designated by the Bank. The Borrower agrees that any notice by the Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Borrower if the notice is mailed to the Borrower by regular or certified mail, postage prepaid, at least ten days before the action to be taken.

The Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

                       (b) If an Event of Default shall have occurred and be continuing, the Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel paper or for proceeds of any Collateral (either in the Borrower's name or the Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts. The Borrower appoints the Bank as the Borrower's attorney-in-fact to endorse the Borrower's name on all checks, commercial paper and other instruments pertaining to Collateral or proceeds.

                  8.3. POWER OF ATTORNEY. The Borrower authorizes the Bank at the Borrower's expense to file any financing statements relating to the Collateral (without the Borrower's signature thereon) which the Bank reasonably deems appropriate and the Borrower irrevocably appoints the Bank as its attorney-in-fact to execute any such financing statements in the Borrower's name and to perform all other acts which the Bank reasonably deems appropriate to perfect and to continue perfection of the security interest of the Bank. The Borrower hereby appoints the Bank as the Borrower's attorney-in-fact to, upon the occurrence and continuance of any Event of Default, endorse, present and collect on behalf of the Borrower and in the Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which the Borrower may be owed.

                  8.4. ENTRY. The Borrower hereby irrevocably consents to any act by the Bank or its agents in entering upon any premises for the purposes of inspecting the Collateral and the Borrower hereby waives its right to assert against the Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

                  8.5. DEPOSITS; INSURANCE. Upon the occurrence and continuance of an Event of Default, the Borrower authorizes the Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints the Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

                  8.6. OTHER RIGHTS. The Borrower authorizes the Bank without affecting the Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence and continuance of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as the Bank in its sole discretion may determine.

                  8.7. ACCOUNTS. Upon the occurrence and continuance of any Event of Default, the Bank may notify any Account Debtor of the Bank's security interest and may direct such Account Debtor to make payment directly to the Bank for application against the Indebtedness. Any such payments received by or on behalf of the Borrower at any time, whether before or after default, shall be the property of the Bank, shall be held in trust for the Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of the Borrower in an account with the Bank) and shall be immediately delivered to the Bank in the form received. The Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

                  8.8. TANGIBLE COLLATERAL. Except as otherwise provided herein or agreed to in writing by the Bank, no Inventory or other tangible Collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. Upon the occurrence and continuance of any Event of Default, the Borrower shall, upon the request of the Bank, promptly assemble all tangible Collateral for delivery to the Bank or its agents. No tangible Collateral shall be allowed to become a fixture unless the Bank shall have given its prior written authorization.

                  8.9. WAIVER OF MARSHALLING. The Borrower hereby waives any right it may have to require marshalling of its assets.

               9. ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement, and other Loan Documents ("Disputes") between or among parties to this Agreement, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

              Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

                  9.1 PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Disputes is resolved by arbitration or judicially.

              10. MISCELLANEOUS.

                  10.1. NO WAIVER, REMEDIES CUMULATIVE. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

                  10.2. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by the Bank to the Borrower, and until this Agreement is formally terminated in writing.

                  10.3. EXPENSES. Whether or not the Loans herein provided for shall be made, the Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel for the Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral. If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or the Borrower's or Bank's interests therein, the Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents.

In addition, the Borrower agrees to pay and save the Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Bank or the Borrower with respect to the applicability of such tax. The provisions of this Section shall survive payment in full of the Loans and termination of this Agreement.

                  10.4. NOTICES. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):


                      The Bank:

                           First Union National Bank of Florida
                           200 S. Biscayne Boulevard, Suite 1500
                           Miami, Florida 33133
                           Attention:   Jorge Gonzalez, Vice President
                                        and
                                        Robert Grigg, Sr. Vice President

                      The Borrower:

                           Continucare Corporation
                           100 S.E. Second Street
                           36th Floor
                           Miami, Florida 33131

                           Attention: Charles M. Fernandez,
                                      Chief Executive Officer

                  10.5. GOVERNING LAW. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of said state except insofar as the laws of another jurisdiction may govern the perfection, priority and enforcement of security interests in Collateral located in another jurisdiction.

                  10.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank, and their respective successors and assigns; provided, that the Borrower may not assign any of its rights hereunder without the prior written consent of the Bank, and any such assignment made without such consent will be void.

                  10.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

                  10.8. NO USURY. Notwithstanding anything contained in this Agreement, the Notes, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against the Borrower if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Indebtedness is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by the Bank or paid by the Borrower, the Borrower shall be entitled to the reimbursement of such excess together with interest thereon at the highest lawful rate at the time of such overcharge.

                  10.9. POWERS. All powers of attorney granted to the Bank are coupled with an interest and are irrevocable.

                  10.10. APPROVALS. If this Agreement calls for the approval or consent of the Bank, such approval or consent may be given or withheld in the discretion of the Bank unless otherwise specified herein.

                  10.11. MULTIPLE BORROWERS. If more than one Person is named herein as the Borrower, all obligations, representations and covenants herein and in other Loan Documents to which the Borrower is a party shall be joint and several.

                  10.12. CONFLICT. In the event of a conflict between this Agreement and any other Loan Document the terms of this Agreement shall be controlling.

                  10.13. OTHER PROVISIONS. Any other or additional terms and conditions set forth in Exhibit 10.13 (if any) are hereby incorporated herein.

                  10.14. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE

TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                  10.15 RECITALS. The recitals contained on page 1 of this Agreement are true and correct and are incorporated herein by reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                          CONTINUCARE CORPORATION


                                          By: /s/ Charles M. Fernandez
                                             -----------------------------------
                                          Its:  President



                                          FIRST UNION NATIONAL BANK OF FLORIDA


                                          By: /s/ Robert Grigg
                                             -----------------------------------
                                          Its:  Vice President

   FIRST AMENDMENT TO ACQUISITION FACILITY ($3,000,000.00), REVOLVING CREDIT
                FACILITY ($2,000,000.00) AND SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO ACQUISITION FACILITY ($3,000,000.00), REVOLVING CREDIT FACILITY ($2,000,000.00) AND SECURITY AGREEMENT, dated as of March 4, 1997 (the "First Amendment"), is by and between CONTINUCARE CORPORATION, a Florida corporation (the "Borrower"), and FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association (the "Bank").

                              W I T N E S S E T H:

        WHEREAS, the Borrower and the Bank have heretofore entered into that certain Acquisition Facility ($3,000,000.00), Revolving Credit Facility ($2,000,000.00) and Security Agreement, dated as of November 14, 1996 (the "Agreement"), pursuant to which the Bank made available to the Borrower an Acquisitions Facility Loan in the maximum principal amount at any one time outstanding of not to exceed $3,000,000.00 and a Revolving Loan in the aggregate principal amount at any time outstanding not to exceed $2,000,000.00 (capitalized terms used herein and not defined herein shall have the meanings given such terms in the Agreement, as amended hereby); and

        WHEREAS, the Borrower and the Bank have agreed to make certain modifications to the Agreement as more fully set forth herein;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1. AMENDMENTS TO AGREEMENT. The parties hereto hereby agree that the Agreement is hereby amended as follows:

                SECTION 1.1. Section 1 of the Agreement is hereby amended to add or modify each of the following definitions, each of which shall read in their entirety as follows:

                "FIRST AMENDMENT" SHALL MEAN THAT CERTAIN FIRST AMENDMENT TO AGREEMENT, DATED AS OF MARCH 4, 1997, AMONG THE BORROWER AND THE BANK.

                "FIRST AMENDMENT EFFECTIVE DATE" SHALL MEAN THE LAST DATE AS OF WHICH ALL OF THE PARTIES TO THE FIRST AMENDMENT SHALL HAVE DULY EXECUTED AND DELIVERED THE FIRST AMENDMENT.

                "MATURITY DATE" SHALL MEAN NOVEMBER 15, 1999.

                SECTION 1.2. Section 2.7 (Title) of the Agreement is hereby amended by adding at the end thereof the following:

        AND EXCEPT FOR THE SALE OF THE ZANART ASSETS PURSUANT TO THE PROVISIONS OF THAT CERTAIN ASSET PURCHASE AGREEMENT, DATED AS OF NOVEMBER __, 1996 [SIC], BY AND AMONG THE BORROWER AND
        GLOBAL ONE DISTRIBUTION & MERCHANDISING, INC.

                SECTION 1.3. The representation made by the Borrower in Section
2.10 (Taxes) of the Agreement is hereby qualified to the extent that the Borrower maintains a deferred tax liability as more fully described in Note 5 to the Financial Statements contained in the Borrower's Annual Report on Form 10-KSB for the Borrower's fiscal year ended June 30, 1996 (the "Deferred Taxes").

                SECTION 1.4. The representation made by the Borrower in Section
2.19 (ERISA) of the Agreement is hereby qualified as follows:

        AS OF JANUARY 1, 1997, THE BORROWER MAINTAINS A QUALIFIED 401(k) PLAN FOR ITS EMPLOYEES. ADDITIONALLY, PURSUANT TO ITS AMENDED
        AND RESTATED 1995 STOCK OPTION PLAN, THE BORROWER HAS AUTHORIZED
        UP TO 1,200,000 SHARES OF COMMON STOCK OF THE BORROWER FOR
        ISSUANCE UPON EXERCISE OF STOCK OPTIONS GRANTED PURSUANT TO THE STOCK OPTION PLAN. THE STOCK OPTION PLAN IS NOT QUALIFIED UNDER THE PROVISIONS OF SECTION 401(a) OF THE INTERNAL REVENUE CODE OF
        1986.

                SECTION 1.5. Section 4.1(c) of the Agreement is hereby deleted in its entirety and shall intentionally remain blank.

                SECTION 1.6. The last sentence of Section 6.5 (Inspections) of the Agreement is hereby amended in its entirety to read as follows:

        THE COST OF SUCH AUDITS, REVIEWS AND INSPECTIONS SHALL BE BORNE BY THE BORROWER; PROVIDED THAT, SO LONG AS NO MATERIAL ADVERSE CHANGE IN THE BUSINESS OR FINANCIAL CONDITION OF THE BORROWER SHALL HAVE OCCURRED IN THE REASONABLE DISCRETION OF THE BANK, THE BORROWER SHALL NOT BE OBLIGATED TO PAY THE COST OF ANY SUCH AUDIT, REVIEW OR INSPECTION CONDUCTED MORE FREQUENTLY THAN ONCE IN EACH TWELVE-MONTH PERIOD COMMENCING ON THE CLOSING DATE.

                SECTION 1.7. Section 6.9 (Executive Compensation) of the Agreement is hereby amended in its entirety to read as follows:

                6.9. EXECUTIVE COMPENSATION. SHALL NOT PAY ON AN ANNUAL BASIS MORE THAN $350,000 (PLUS THE OTHER COST-OF-LIVING INCREASES, BONUSES AND OTHER BENEFITS PROVIDED IN THAT CERTAIN CHARLES M. FERNANDEZ EMPLOYMENT AGREEMENT, DATED AS OF SEPTEMBER 11, 1996, BETWEEN ZANART ENTERTAINMENT INCORPORATED, AND CHARLES
        M. FERNANDEZ), IN ANY CALENDAR YEAR TO THE PRIMARY EXECUTIVE
        OF BORROWER (THE "KEY EXECUTIVE"), CHARLES FERNANDEZ.

                SECTION 1.8. Section 6.14 (Merger, Sale, Etc.) of the Agreement is hereby amended to permit, notwithstanding the provisions thereof, acquisitions which are financed in whole or in part with the proceeds of the Loans or are otherwise permitted by the Bank in accordance with the provisions of the Agreement and the merger of any Subsidiaries of the Borrower with and into each other and/or with and into the Borrower.

                SECTION 1.9. Section 6.15 (Loans and Other Investments) of the Agreement is hereby qualified to the extent of the existence of the contingent liabilities described in Exhibit 2.3 to the Agreement, as amended hereby.

                SECTION 1.10. Notwithstanding the provisions of Section 6.18 (Transactions with Affiliates) of the Agreement to the contrary, the Borrower shall be permitted to repay the obligations and indebtedness of the Borrower owed to Charles M. Fernandez as evidenced by that certain 10%



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


Promissory Note, dated February 12, 1996 (the "Fernandez Note"), made by the Borrower payable to the order of Charles M. Fernandez in the original principal amount of $600,000.00; provided that the Fernandez Note is repaid in full prior to the date which is six (6) months following the First Amendment Effective Date; and the Borrower shall be permitted to continue to enjoy and perform its rights and obligations with respect to the following:

        (a) The Borrower and its Subsidiaries have contracted with Community Behavioral Services ("CBS"), an entity with common shareholders of the Borrower, to perform certain managerial and administrative services on behalf of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries reimburse CBS for the actual cost of expenses incurred by CBS in the direct performance of such services. In addition, the Borrower (and/or its Subsidiaries) provides management services for four facilities owned by CBS in return for a management fee which is based on the Borrower's estimated cost of providing such services. The management fee charged by the Borrower is calculated based on the ratio of patient volume represented by CBS to total Borrower patient volume at other Provider facilities.

        (b) The Borrower and its Subsidiaries provides management services to Interphase, Inc. ("Interphase"), which is partially owned by common shareholders of the Borrower.
                The Borrower receives a management fee for the services provided based on the Borrower's cost of providing such services. The management fee charged by the Borrower is calculated based on the ratio of patient volume represented by Interphase to total Borrower patient volume at other Provider facilities.

         SECTION 1.11. Notwithstanding the provisions of Section 6.22 (Payment of Taxes, Etc.) of the Agreement to the contrary, the Borrower shall be permitted to continue to defer payment of the Deferred Taxes to the extent that, and for so long as, such deferral is permitted in accordance with generally accepted accounting principles and is not inconsistent with the provisions of the Internal Revenue Code of 1986, as amended.

         SECTION 1.12. Notwithstanding the provisions of Section 6.23 (Subordination) to the contrary, the Borrower shall be permitted to pay its Affiliates wages and salaries (subject, in the case of Charles M. Fernandez, to the limitations contained elsewhere in the Agreement, as amended hereby) at a fair and reasonable rate and payment for services rendered or property furnished to the Borrower at a fair and reasonable value and the Borrower shall be permitted to repay the Fernandez Note in accordance with the provisions of
Section 6.18 of the Agreement, as amended hereby.

         SECTION 1.13. Section 6.29 (Other Covenants) of the Agreement is hereby amended by replacing the reference therein to "EXHIBIT 6.30" with "EXHIBIT 6.29."

         SECTION 1.14. Section 7.2 (Remedies) of the Agreement is hereby amended by deleting the parenthetical phrase "(IF NOT EARLIER DEMANDED)" in clause (b) thereof in its entirety.

         SECTION 1.15. Exhibits 1.1C, 1.1D, 2.3, 2.9, 2.17 and 5.10 (renumbered as 6.13) to the Agreement are hereby amended in their entirety to read as Exhibits 1.1C, 1.1D, 2.3, 2.9, 2.17 and 6.13 attached hereto and made a part hereof.

         SECTION 1.16. Exhibit 5.26 to the Agreement is hereby renumbered as
Exhibit 6.29 and is hereby amended as follows:

                  SECTION 1.16.1. Clause 1(e) (Limitation on Debt) of Exhibit
6.29 is hereby amended to permit the Borrower and its Subsidiaries to be liable for and in respect of Permitted Debt (as defined in the Agreement, as amended hereby).

                  SECTION 1.16.2. Clause 1(f) (Loans and Advances) of Exhibit
6.29 is hereby amended to permit the Borrower and its Subsidiaries to make such loans, advances and other investments as are otherwise permitted pursuant to the provisions of the Agreement, as amended hereby.

                  SECTION 1.16.3. Clause 2 (Leases) of Exhibit 6.29 is hereby amended by replacing the dollar amount of "$250,000.00" with "$500,000.00."

                  SECTION 1.16.4. Clause 3 (Capital Expenditures) of Exhibit
6.29 is hereby amended by replacing the dollar amount of "$100,000.00" with $500,000.00."

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants to the Bank that, after giving effect to the provisions of this First Amendment, no Default or Event of Default will have occurred and be continuing, and further that the representations and warranties of the Borrower set forth in the Agreement, as amended by this First Amendment, the Notes and each of the other Loan Documents, is true and correct as of the date hereof as if made on and as of the date hereof. The Borrower hereby further ratifies and confirms its obligations and indebtedness under the Agreement, as amended by this First Amendment, the Notes and each of the other Loan
Documents, and hereby represents and warrants that the Borrower does not have or claim any causes of action, defenses, offsets or counterclaims to or with respect to any such obligations or indebtedness under the Agreement, as amended by this First Amendment or any of the other Loan Documents.

     SECTION 3. NO THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this First Amendment is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this First Amendment.

     SECTION 4. SEVERABILITY. In the event any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this First Amendment or any part hereof, all of which are inserted conditionally on their being valid in law, shall be declared invalid, this First Amendment shall be construed as if such word or words, phrase or phrases, sentence or sentences, section or sections, or subsection or subsections, had not been inserted.

     SECTION 5. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall constitute an original but all together shall constitute but one and the same instrument.

     SECTION 6. SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon the Borrower's employees, agents, trustees, executors, administrators, predecessors, successors and permitted assigns. This First Amendment shall inure to the benefit of the Bank's officers, directors, employees, agents, trustees, executors, administrators, predecessors, successors and assigns.

     SECTION 7. ENTIRE AGREEMENT. This First Amendment constitutes the entire agreement among the parties hereto, and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto, in each case with respect to the subject matter hereof, all of which prior agreements, understandings, negotiations and discussions, both written and oral, are merged into this First Amendment. Nothing herein is intended to supersede or annul any express written term or provision of the Agreement, as amended by this First Amendment, or any of the Loan Documents, except as expressly provided herein.

     SECTION 8. MODIFICATIONS. This First Amendment may not be amended or modified in any way except by a written instrument executed by all of the parties hereto.

     SECTION 9. LIMITED MODIFICATION OF AGREEMENT. Except as may be expressly modified hereby, all other covenants, terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

     SECTION 10. GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the substantive laws of the State of Florida without regard to the conflict of laws principles thereunder.

     SECTION 11. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS FIRST AMENDMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be effective as of the date first above written, but have in fact executed this First Amendment as of this 13th day of March, 1997.


BORROWER:                                       CONTINUCARE CORPORATION



                                                By: /s/ Charles M. Fernandez
                                                    --------------------------
                                                    Its:  CEO

BANK:                                   FIRST UNION NATIONAL BANK OF
                                        FLORIDA




                                        By: /s/ Jorge Gonzalez
                                            --------------------------------
                                            Its: V.P.

STATE OF New Jersey    )
                       ) ss:
COUNTY OF Bergen       )

     The foregoing instrument was acknowledged before me this 13th day of March, 1997, by Charles M. Fernandez, as President of Continucare Corporation, a Florida corporation, on behalf of the corporation.

[ ] Personally Known         [X] Produced Drivers License


                                          /s/ Rene Ferraris
                                          ------------------------------------
                                          Notary Public

                                                "OFFICIAL SEAL"
                                          -------------------------------------
                                          Typed or Printed Name of Notary

                                                    Rene Ferraris
                                             Notary Public, State of New Jersey
                                              My Commission Expires 4/17/2000

                                          My commission expires:

                                          Serial No., if any:








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